P.O. BOX 738 - MARIETTA, OHIO - 45750	158 E Cuyahoga Falls Ave - AKRON, OHIO - 44310
www.peoplesbancorp.com

FOR IMMEDIATE RELEASE	NEWS RELEASE
April 21, 2014

Contacts:	Chuck W. Sulerzyski	Stephen D. Hailer
	President and CEO	President and CEO
	Peoples Bancorp Inc.	North Akron Savings Bank
	(740) 374-6163	(330) 434-9137

PEOPLES BANCORP TO EXPAND PRESENCE IN NORTHEASTERN OHIO WITH THE ACQUISITION OF NORTH AKRON SAVINGS BANK
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MARIETTA, Ohio and AKRON, Ohio - Peoples Bancorp Inc. (the “Company”) (NASDAQ: PEBO), parent company of Peoples Bank, National Association (“Peoples Bank” and collectively with the Company, “Peoples”), and Akron, Ohio-based North Akron Savings Bank, jointly announced today the signing of a definitive merger agreement. Under the agreement, North Akron Savings Bank will merge with and into Peoples Bank in a cash and stock transaction valued at $20.1 million, or $7,655 per share.
Originally established in 1921 as North Hill Savings & Loan Company, North Akron Savings Bank currently operates four full-service banking locations in Summit County, Ohio: one each in Akron, Cuyahoga Falls, Munroe Falls, and Norton. As of March 31, 2014, North Akron Savings Bank had approximately $147 million in total assets, which included approximately $118 million in loans, and approximately $109 million in total deposits.
“We are excited with this opportunity to expand our presence in northeastern Ohio and leverage our existing relationships in the region,” said Chuck Sulerzyski, President and CEO of Peoples. “North Akron Savings Bank is a high quality institution that shares our community bank philosophy, which emphasizes local decision-making with familiar faces for our customers. We look forward to offering current North Akron Savings Bank customers many of the same products and services being offered by the region’s large banks while building upon the personal relationships Steve Hailer and his team have developed over the years.”
Steve Hailer, President and CEO of North Akron Savings Bank, added by saying, “We believe this partnership will be very beneficial for our customers and community. Peoples has a long-standing history of being a leader in community banking. Current customers will continue to receive the same degree of personalized service they are accustomed to receiving, while gaining access to a broader choice of financial products and services comparable to those offered by the large banks operating in the region, including insurance, trust, investments, and state of the art electronic services. Our combined company also will have greater capacity to make meaningful investments in the local communities currently being served by North Akron Savings Bank.” Mr. Hailer is expected to take a leadership role in developing business for Peoples in the Akron-Canton area after the merger.
Under the terms of the agreement, the shareholders of North Akron Savings Bank may elect to receive the merger consideration in cash, the Company’s common stock, or a combination of both, provided the overall allocation of the merger consideration must be 80% common stock and 20% cash. The exchange ratio for the stock component will be determined based on the Company’s average closing stock price during the 20 consecutive trading days immediately preceding the closing of the transaction.
Peoples expects this transaction to be completed in the fourth quarter of 2014, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of North Akron Savings Bank. At that time, all of North Akron Savings Bank’s offices will become branches of Peoples.
Based on this timing, Peoples expects the incremental 2014 earnings to be more than offset by one-time acquisition costs. Starting in 2015, Peoples expects the earnings accretion to be at least $0.06 per diluted common share annually. Applying pro forma merger adjustments to the Company's December 31, 2013 reported balance sheet amounts, dilution to tangible book value per common share is estimated to be approximately 2%, inclusive of all restructuring charges, with an earnback period of approximately three years.
“Overall, we believe this acquisition helps to build a good network from Marietta to Cleveland along the Interstate 77 corridor with relatively low risk. We believe meaningful growth opportunities exist in the Akron-Canton region from building upon relationships that our senior management team and the North Akron Savings Bank team have in the region. This transaction also allows us to make further progress with improving our earning asset mix and creating more diversity within the loan portfolio,” summarized Sulerzyski.
Dinsmore & Shohl LLP is serving as the Company’s legal advisor. North Akron Savings Bank is being advised by Boenning & Scattergood and Brouse McDowell.

Important Information for Investors and Shareholders
This news release does not constitute an offer to sell or the solicitation of an offer to buy securities of the Company. The Company will file a registration statement on Form S-4 and other documents regarding the proposed business combination transaction referenced in this news release with the Securities and Exchange Commission (“SEC”) to register the shares of the Company’s common stock to be issued to the shareholders of North Akron Savings Bank. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of North Akron Savings Bank in advance of a special meeting of shareholders that will be held to consider the proposed merger. NORTH AKRON SAVINGS BANK investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they contain important information about the Company, NORTH AKRON SAVINGS BANK and the proposed transaction. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750, Attn.: Investor Relations.

About Peoples Bancorp Inc.:
Peoples Bancorp Inc. is a diversified financial services holding company with $2.1 billion in total assets, 49 sales offices and 47 ATMs in Ohio, West Virginia and Kentucky. The Company makes available a complete line of banking, investment, insurance and trust solutions through its subsidiaries - Peoples Bank and Peoples Insurance Agency, LLC. The Company's common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and the Company is a member of the Russell 3000 index of US publicly-traded companies. Learn more about the Company at www.peoplesbancorp.com.

About North Akron Savings Bank:
North Akron Savings Bank has been serving consumers, businesses and local governments in Summit County, Ohio since 1921. It currently operates full service banking centers Akron, Cuyahoga Falls, Munroe Falls, and Norton.

Safe Harbor Statement:
Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in the Company’s filings with the Securities and Exchange Commission. As a result, actual results may differ materially from the forward-looking statements in this news release.
Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.

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